The Special Meeting (the "Meeting") of the shareholders of the PIC Balanced Fund A, PIC
Growth Fund A, PIC Growth Fund B, PIC Growth
Fund I, PIC Small Company Growth Fund A, PIC
Small Company Growth Fund B, PIC Small
Company Growth Fund C and PIC Small Company
Growth Fund I.



The Special Meeting (the "Meeting") of the shareholders of the series of PIC Investment Trust
(the "Trust") was held on March 20, 2001, at 10:00 a.m., local time, at the offices of Provident
Investment Counsel, 300 North Lake Avenue,
Pasadena, California 91101for the following purpose:

  1. To approve a change in a fundamental policy of each Portfolio in which the Funds invest, to permit lending of the Portfolio's portfolio securities.


                                   For         Against        Abstain
PIC Balanced Fund A
       355,332        555
  1,244,583
PIC Growth Fund A
       348,310        5,977
  433
PIC Growth Fund B
       11,154         1,496
  1,138
PIC Growth Fund I
         5,105,811 3,531     132,364
PIC Small Company Growth Fund A
       1,701,877 8,081
  525
PIC Small Company Growth Fund B
       10,745         0
  155
PIC Small Company Growth Fund C
       1,255          111
  0
PIC Small Cap Growth Fund I
       9,795,950 0
  59,940